Exhibit 99.1

Overseas Shipholding Group, Inc.	PRESS RELEASE

OSG Board of Directors Approves Spin-Off of its International Business

Spin-Off to be Named International Seaways, Inc.

New York, NY – October 21, 2016 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announced today that its Board of Directors has approved the previously announced plan to separate its international and domestic businesses into two independent, publicly traded companies: Overseas Shipholding Group and International Seaways.

Upon separation, International Seaways will own and operate one of the largest fleets of international crude and product tankers worldwide. OSG will consist of the currently existing U.S. Flag business, which operates a fleet of tankers and ATBs in the blue water Jones Act market. Both companies will have industry-leading market positions, simplified operating structures and strong financial profiles better enabling management of both companies to capitalize on long-term growth opportunities.

“Today’s announcement marks another milestone towards the completion of our business separation,” said Captain Ian T. Blackley, OSG’s president and CEO. “As two independent, industry-leading companies, OSG and International Seaways can drive more focused business strategies and benefit from enhanced operating and financial flexibility. The separation will also present a unique opportunity for investors by creating two distinct and attractive investment profiles, which will allow each company to attract a broader base of shareholders.”

International Seaways has reserved the stock symbol INSW on the New York Stock Exchange (“NYSE”), while OSG will maintain the symbol OSG on the NYSE.

The spin-off and timing remains subject to the satisfaction of various conditions, including the effectiveness of the Registration Statement on Form 10. OSG may, at any time, decide to abandon the spin-off.

Information regarding International Seaways and its business, including details of the spin-off, are included in International Seaways’ Registration Statement on Form 10, which International Seaways has filed with the U.S. Securities and Exchange Commission (“SEC”) and is available at http://www.sec.gov and visit OSG’s Investor Relations site.

About OSG

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

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Overseas Shipholding Group, Inc.	PRESS RELEASE

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and make payments to securityholders, its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and possibilities of spin-offs or certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2015 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com